Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA •92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Amanda C. Fowler, 949-250-5070

Investor Contact:  David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS STRONG FIRST QUARTER
RESULTS DRIVEN BY SALES GROWTH OF 18.8 PERCENT

•    THV Sales of $73 Million Lifted by Launch of 29mm SAPIEN Valve

•    U.S. Sales Growth Significantly Increases Over 2010 Levels

IRVINE, Calif., April 20, 2011 — Edwards Lifesciences Corporation (NYSE: EW), the global leader in the science of heart valves and hemodynamic monitoring, today reported net income for the quarter ended March 31, 2011 of $63.9 million, or $0.53 per diluted share, compared to net income of $47.7 million, or $0.40 per diluted share(1), for the same period in 2010.  First quarter diluted earnings per share increased 32.5 percent over last year.  These results include $3.8 million in transaction gains, which contributed $0.02 cents to diluted earnings per share this quarter.

First quarter net sales increased 18.8 percent to $404.5 million compared to the same period last year.  Underlying(2) sales growth was 17.3 percent.

“All of our major product lines reported strong sales growth, including another significant quarter for transcatheter heart valves,” said Michael A. Mussallem, Chairman and CEO.  “We were pleased that the U.S. growth rate improved substantially, while each international region grew more than 20 percent.  First quarter sales in Japan were above our expectations, despite the recent tragic events there.”

Sales Results

For the first quarter, the company reported Heart Valve Therapy sales of $244.9 million, representing 24.5 percent growth over last year.  Underlying sales grew 23.8 percent.  Transcatheter heart valve sales were $72.7 million, an 85.7 percent increase over 2010, and 88.5 percent on an underlying basis.  These results were driven by expanding sales of the Edwards SAPIEN XT transcatheter heart valve in Europe, aided by $2 to $3 million of incremental stocking orders of the new 29mm SAPIEN XT valve.

“Sales of transfemoral products once again tripled versus last year, and the success of our new 29mm valve lifted transapical sales, which grew approximately 40 percent year over year,” Mussallem said.

Surgical heart valve sales grew 9.2 percent over last year, or 7.8 percent on an underlying basis.  Growth was consistently strong across all regions driven by the Magna family of valves.  Unit growth represented the majority of the sales increase, while the shift to newer products was also a positive contributor.

Critical Care sales were $120.6 million for the quarter, representing 14.8 percent growth over last year.  Underlying sales grew 11.7 percent over prior year.  Strong results were driven by sales of the company’s advanced monitoring products, including FloTrac, as well as pressure monitoring products.  Sales were also lifted by unanticipated stocking orders in Japan at the end of the quarter.

Cardiac Surgery Systems sales increased to $26.1 million for the quarter, representing sales growth of 5.5 percent over last year.

Vascular sales were $12.9 million, a decline of $1.0 million from the same quarter last year.

Domestic and international sales for the first quarter were $149.1 million and $255.4 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 71.1 percent compared to 71.0 percent in the same period last year.  This slight improvement was driven by an improved product mix, offset by continuing investments in the expansion of the company’s heart valve manufacturing capacity.

Selling, general and administrative expenses were $150.3 million for the quarter, or 37.2 percent of sales, compared to $134.0 million in the prior year.  This increase was driven primarily by transcatheter heart valve sales and marketing expenses, including investments for the anticipated U.S. launch of transcatheter valve products.

Research and development expenses for the quarter grew 30.5 percent to $59.0 million, or 14.6 percent of sales.  This increase was primarily the result of additional investments in clinical studies and development efforts pertaining to the company’s transcatheter heart valves.

Other income of $6.2 million for the quarter consisted primarily of transaction gains totaling $3.8 million and the final $1.0 million earn-out for the hemofiltration product line divested in 2009.

Free cash flow for the quarter was $1.0 million, calculated as cash from operating activities of $14.9 million, minus capital expenditures of $13.9 million.

Total debt at March 31, 2011 was $149.5 million.  Cash and cash equivalents were $433.8 million at the end of the quarter, resulting in net cash of $284.3 million.

During the quarter, the company repurchased 885,000 shares of common stock for $75.8 million.

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Outlook

“We believe this quarter’s results clearly demonstrate our market leading product lines are well positioned to contribute to our long term success,” said Mussallem.  “And, our anticipated launch of SAPIEN in the U.S. and its further global expansion should position the company for accelerating revenue growth and fuel an expanding operating margin.

“For 2011, we are on track to meet or exceed our financial goals presented in December 2010.  At current foreign exchange rates, we now expect to generate total sales of $1.66 to $1.74 billion, an increase of $70 million, and are raising our net income growth guidance, excluding special items, to 11 to 13 percent.  We expect a gross profit margin at the bottom of our 71 to 73 percent range and remain confident in a free cash flow range of $190 to $200 million.  These expectations assume an October U.S. SAPIEN launch resulting in $20 to $25 million of U.S. commercial SAPIEN sales, and $40 million of associated launch expenses during the year.

“Based upon our strong first quarter performance, we are raising our 2011 estimated diluted earnings per share, excluding special items, by $0.10 to a range of $2.01 to $2.07.  For the second quarter 2011, we project diluted earnings per share, excluding special items, of $0.49 to $0.51.”

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring.  Driven by a passion to help patients, the company partners with clinicians to develop innovative technologies in the areas of structural heart disease and critical care monitoring that enable them to save and enhance lives. Additional company information can be found at www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. ET to discuss its first quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 368959.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at www.edwards.com or www.edwards.com/InvestorRelations.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident”  or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Mussallem and the Company’s financial goals or expectations for sales, gross profit margin, net income and net income growth, earnings per share and earnings per share growth and free cash flow and other financial expectations.  Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Our forward-looking statements speak only as of the

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date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.  If the Company does update or correct one or more of these statements, investors and others should not conclude that the Company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include the opportunities for the Company’s transcatheter valve programs and the ability of the Company to continue to lead in the development of this field; the Company’s success in developing new products, obtaining regulatory approvals, creating new market opportunities for its products and avoiding manufacturing and quality issues; and the timing of new product launches; the availability and amounts of reimbursement for the Company’s products, the availability of competitive products, the impact of currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; economic developments in key markets; and other risks detailed in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2010.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures.  The Company uses the term “underlying” when referring to non-GAAP sales information, which excludes discontinued and acquired products and foreign exchange fluctuations, and EPS  “excluding special items” to also exclude gains and losses from special items such as significant investments, litigation, and business development transactions.  Guidance for sales and sales growth rates is provided on an “underlying” basis, and projections for diluted earnings per share, gross profit margin, net income and growth is also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the company’s operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the company’s business.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies.  A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.  The Company is not able to provide a reconciliation of projected gross profit margin, net income and growth and projected EPS guidance, excluding special charges, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

Edwards, Edwards Lifesciences, Edwards SAPIEN XT, the stylized E logo, Magna, SAPIEN and FloTrac are trademarks of Edwards Lifesciences Corporation.

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(1)  Prior year diluted earnings per share have been restated to reflect the Company’s two-for-one stock split on May 27, 2010.

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(2) “Underlying” amounts are non-GAAP items and exclude discontinued and newly acquired products, foreign exchange fluctuations and other adjustments.  See the reconciliation tables below.

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EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended
	March 31,
(in millions, except per share data)	2011	2010

Net sales	$404.5	$340.5
Cost of goods sold	116.8	98.6

Gross profit	287.7	241.9

Selling, general and administrative expenses	150.3	134.0
Research and development expenses	59.0	45.2
Interest expense, net	—	0.2
Other income, net	(6.2)	(3.0)

Income before provision for income taxes	84.6	65.5

Provision for income taxes	20.7	17.8

Net income	$63.9	$47.7

Earnings per share: (A)
Basic earnings per share	$0.56	$0.42
Diluted earnings per share	$0.53	$0.40

Weighted-average common shares outstanding: (A)
Basic	114.9	113.2
Diluted	120.5	119.0

Operating Statistics
As a percentage of net sales:
Gross profit	71.1%	71.0%
Selling, general and administrative expenses	37.2%	39.4%
Research and development expenses	14.6%	13.3%
Income before provision for income taxes	20.9%	19.2%
Net income	15.8%	14.0%

Effective tax rate	24.5%	27.2%

Note: Numbers may not calculate due to rounding.

(A) All share and per share amounts were adjusted for the May 27, 2010 two-for-one stock split.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	March 31,	December 31,
	2011	2010
ASSETS

Current assets
Cash and cash equivalents	$433.8	$396.1
Accounts and other receivables, net	354.2	302.5
Inventories, net	217.7	203.6
Deferred income taxes	56.0	51.9
Prepaid expenses	42.7	35.4
Other current assets	45.9	43.1
Total current assets	1,150.3	1,032.6

Property, plant and equipment, net	274.3	269.8
Goodwill	349.9	315.2
Other intangible assets, net	76.3	67.1
Investments in unconsolidated affiliates	27.3	25.0
Deferred income taxes	41.0	44.5
Other assets	12.0	13.0

Total assets	$1,931.1	$1,767.2

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$295.7	$296.0
Short-term debt	149.5	41.8
Total current liabilities	445.2	337.8

Other long-term liabilities	128.1	121.2

Stockholders’ equity
Common stock	117.7	117.0
Additional paid-in capital	246.0	211.3
Retained earnings	1,187.9	1,124.0
Accumulated other comprehensive loss	(15.5)	(42.1)
Treasury stock, at cost	(178.3)	(102.0)
Total stockholders’ equity	1,357.8	1,308.2

Total liabilities and stockholders’ equity	$1,931.1	$1,767.2

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures.   The Company uses the term “underlying” when referring to non-GAAP sales information, which excludes discontinued and newly acquired products and foreign exchange fluctuations, and earnings per share “excluding special items” to also exclude gains and losses from special items such as significant investments, litigation, and business development transactions.   Guidance for sales and sales growth rates is provided on an “underlying basis”, and projections for diluted earnings per share, gross profit margin, net income and growth is also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies. The Company is not able to provide a reconciliation of projected earnings per share, gross profit margin, net income and growth guidance, excluding special charges, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

The items described below are excluded from the GAAP financial results in the reconciliations that follow:

Results of Discontinued and Other Products — The Company has at times discontinued certain products.  As discontinued products do not have a continuing contribution to operations, management believes that excluding such items from the Company’s sales growth provides investors with a means of evaluating the Company’s on-going operations. In light of the significance of the impact these products can have on the sales growth of the Company, the sales results of these products are detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Line and Region

($ in millions)

					2011 Adjusted		2010 Adjusted
Sales by Product Line (QTD)	1Q 2011	1Q 2010	Change	GAAP Growth Rate*	Discontinued Product Impact	1Q 2011 Underlying Sales	Discontinued Product Impact	FX Impact	1Q 2010 Underlying Sales	Underlying Growth Rate *
Surgical Heart Valve Therapy	$172.2	$157.6	$14.6	9.2%	$—	$172.2	$—	$2.2	$159.8	7.8%
Transcatheter Heart Valves	72.7	39.1	33.6	85.7%	—	72.7	—	(0.5)	38.6	88.5%
Total Heart Valve Therapy	244.9	196.7	48.2	24.5%	—	244.9	—	1.7	198.4	23.8%
Critical Care	120.6	105.1	15.5	14.8%	—	120.6	—	2.9	108.0	11.7%
Cardiac Surgery Systems	26.1	24.8	1.3	5.5%	—	26.1	—	0.2	25.0	4.2%
Vascular	12.9	13.9	(1.0)	(7.5)%	—	12.9	—	0.2	14.1	(8.4)%
Total Sales	$404.5	$340.5	$64.0	18.8%	$—	$404.5	$—	$5.0	$345.5	17.3%

Sales by Region (QTD)	1Q 2011	1Q 2010	Change	GAAP Growth Rate*
United States	$149.1	$138.3	$10.8	7.8%
Europe	139.5	107.7	31.8	29.5%
Japan	69.3	56.0	13.3	23.7%
Rest of World	46.6	38.5	8.1	21.2%
International	255.4	202.2	53.2	26.3%
Total	$404.5	$340.5	$64.0	18.8%

* Numbers may not calculate due to rounding.